Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2019

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2019 SECOND QUARTER FINANCIAL RESULTS AND INCREASES TO STOCK REPURCHASE PROGRAM AND CASH DIVIDEND

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended June 30, 2019 and 2018:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $238.3 million, or $2.66 per diluted share, during the second quarter of 2019 as compared to $226.1 million, or $2.39 per diluted share, during the comparable quarter of 2018.  Net revenues increased 6.5% to $2.855 billion during the second quarter of 2019 as compared to $2.681 billion during the second quarter of 2018.

For the three-month period ended June 30, 2019, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $247.2 million, or $2.76 per diluted share, as compared to $233.3 million, or $2.47 per diluted share, during the second quarter of 2018.

Included in our reported and our adjusted net income attributable to UHS is a pre-tax unrealized gain of $6.9 million, or $.06 per diluted share, during the second quarter of 2019, and $8.0 million, or $.06 per diluted share, during the second quarter of 2018. These unrealized gains, which are included in “Other (income) expense, net” on the accompanying consolidated statements of income, resulted from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2019, is an aggregate net unfavorable after-tax impact of $8.9 million, or $.10 per diluted share, resulting from: (i) an unfavorable after-tax impact of $8.4 million, or $.09 per diluted share, resulting from an $11.0 million pre-tax increase in the reserve (“DOJ Reserve”) established in connection with the discussions with the Department of Justice (“DOJ”), which have recently resulted in an agreement in principle with the DOJ’s Civil Division (which is subject to certain conditions as discussed below), and; (ii) an unfavorable after-tax impact of $509,000, or $.01 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the second quarter of 2018, is a net aggregate unfavorable after-tax impact of $7.3 million, or $.08 per diluted share, substantially all of which related to the unfavorable after-tax impact of $7.2 million, or $.08 per diluted share, resulting from a $9.5 million pre-tax increase in the DOJ Reserve.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $471.5 million during the second quarter of 2019 as compared to $444.7 million during the second quarter of 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of our adoption of ASU 2016-09, other (income) expense, net, as well as the unfavorable impacts of the above-mentioned increases in the DOJ Reserve, was $474.8 million during the second quarter of 2019 as compared to $438.8 million during the second quarter of 2018.

Consolidated Results of Operations, As Reported and As Adjusted  – Six-month periods ended June 30, 2019 and 2018:

Reported net income attributable to UHS was $472.5 million, or $5.23 per diluted share, during the six-month period ended June 30, 2019 as compared to $449.9 million, or $4.76 per diluted share, during the comparable six-month period of 2018.  Net revenues increased 5.4% to $5.660 billion during the first six months of 2019 as compared to $5.369 billion during the first six months of 2018.

For the six-month period ended June 30, 2019, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, was $470.5 million, or $5.21 per diluted share, as compared to $465.5 million, or $4.92 per diluted share, during the comparable six-month period of 2018.

Included in our reported and our adjusted net income attributable to UHS is a pre-tax unrealized gain of $2.6 million, or $.02 per diluted share, during the first six months of 2019, and $8.0 million, or $.06 per diluted share, during the comparable six-month period of 2018. As discussed above, these unrealized gains resulted from an increase in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2019, is an aggregate net favorable after-tax impact of $2.0 million, or $.02 per diluted share, resulting from: (i) an unfavorable after-tax impact of $8.4 million, or $.09 per diluted share, resulting from an $11.0 million pre-tax increase in the DOJ Reserve, offset by; (ii) a favorable after-tax impact of $10.4 million, or $.11 per diluted share, resulting from our adoption of ASU 2016-09.

As reflected on the Supplemental Schedule, included in our reported results during the six-month period ended June 30, 2018, is a net aggregate unfavorable after-tax impact of $15.6 million, or $.16 per diluted share, consisting of: (i) an unfavorable after-tax impact of $17.1 million, or $.18 per diluted share, resulting from a $22.5 million pre-tax increase in the DOJ Reserve, partially offset by; (ii) a favorable after-tax impact of $1.5 million, or $.02 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $924.3 million during the six-month period ended June 30, 2019 as compared to $886.8 million during the six-month period ended June 30, 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of our adoption of ASU 2016-09, other (income) expense, net, as well as the unfavorable impacts of the above-

mentioned increases in the DOJ Reserve, was $932.0 million during the six-month period ended June 30, 2019 as compared to $893.9 million during the six-month period ended June 30, 2018.

Acute Care Services – Three and six-month periods ended June 30, 2019 and 2018:

During the second quarter of 2019, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 5.0% and adjusted patient days increased 5.2%, as compared to the second quarter of 2018. At these facilities, net revenue per adjusted admission increased 3.5% while net revenue per adjusted patient day increased 3.3% during the second quarter of 2019 as compared to the second quarter of 2018. Net revenues from our acute care services on a same facility basis increased 9.0% during the second quarter of 2019 as compared to the second quarter of 2018.

During the six-month period ended June 30, 2019, at our acute care hospitals on a same facility basis, adjusted admissions increased 5.0% and adjusted patient days increased 4.8%, as compared to the first six months of 2018. At these facilities, net revenue per adjusted admission increased 1.5% while net revenue per adjusted patient day increased 1.6% during the six-month period ended June 30, 2019 as compared to the comparable six-month period of 2018. Net revenues from our acute care services on a same facility basis increased 6.8% during the first six months of 2019 as compared to the first six months of 2018.

Behavioral Health Care Services – Three and six-month periods ended June 30, 2019 and 2018:

During the second quarter of 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 0.5% while adjusted patient days increased 0.3% as compared to the second quarter of 2018. At these facilities, net revenue per adjusted admission increased 2.2% while net revenue per adjusted patient day increased 2.4% during the second quarter of 2019 as compared to the comparable quarter in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 2.7% during the second quarter of 2019 as compared to the second quarter of 2018.

During the six-month period ended June 30, 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.7% while adjusted patient days increased 0.6% as compared to the comparable six-month period of 2018. At these facilities, net revenue per adjusted admission increased 1.3% while net revenue per adjusted patient day increased 2.4% during the first six months of 2019 as compared to the comparable six-month period in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 2.9% during the six-month period ended June 30, 2019 as compared to the comparable six-month period of 2018.

Net Cash Provided by Operating Activities:

For the six months ended June 30, 2019, our net cash provided by operating activities increased to $624 million as compared to $607 million generated during the comparable six-month period of 2018. The $17 million net increase was due to: (i) a favorable change of $40 million resulting from an increase in net income plus/minus depreciation and amortization expense, stock-based compensation expense and net gains on sale of assets and businesses; (ii) an unfavorable change of $37 million in accounts receivable, and; (iii) $14 million of other combined net favorable changes.

In conjunction with our January 1, 2019 adoption of ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities”, we have included the net cash inflows or outflows, which were received or paid in connection with foreign exchange contracts that hedge our investment in the U.K., in investing cash flows on the consolidated statements of cash flows.  Prior to 2019, these net inflows/outflows were included in operating cash flows. Prior period amounts have been reclassified to conform with current year presentation on the consolidated statements of cash flows included herein.

Increases to Stock Repurchase Program and Cash Dividend:

On July 25, 2019, our Board of Directors authorized a $1.0 billion increase to our stock repurchase program, which increased the aggregate authorization to $2.7 billion from the previous $1.7 billion authorization approved in various increments since 2014. Pursuant to this program, which currently has an aggregate available repurchase authorization of $1.017 billion, shares of our Class B Common Stock may be repurchased, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with our previously approved stock repurchase programs, during the second quarter of 2019, we have repurchased approximately 2.72 million shares at an aggregate cost of $339.2 million (approximately $125 per share).  During the first six months of 2019, we have repurchased approximately 3.56 million shares at an aggregate cost of $445.6 million (approximately $125 per share). Since inception of the program in 2014 through June 30, 2019, we have repurchased approximately 14.23 million shares at an aggregate cost of approximately $1.68 billion (approximately $118 per share).

Also on July 25, 2019, our Board of Directors authorized a $.10 per share increase in our cash dividend to $.20 per share. This cash dividend will be paid on September 16, 2019 to shareholders of record as of September 3, 2019.

Agreement in Principle with DOJ’s Civil Division and DOJ Reserve:

We have recently reached an agreement in principle with the DOJ’s Civil Division, and on behalf of various states’ attorneys general offices, to resolve the civil aspect of the government’s investigation of our behavioral health care facilities for $127 million subject to requisite approvals and preparation and execution of definitive settlement and related agreements.  We have further been advised that the previously disclosed investigations being conducted by the DOJ’s Criminal Frauds Section in connection with these matters have been closed.  We are awaiting the initial draft of a potential corporate integrity agreement with the Office of Inspector General for the United States Department of Health and Human Services (“OIG”) which we expect will be part of the overall settlement of this matter.

In connection with the agreement in principle with the DOJ’s Civil Division, during the three and six-month periods ended June 30, 2019, we recorded a pre-tax increase of approximately $11.0 million in the DOJ Reserve, which includes related fees and costs due to or on behalf of third-parties.  The aggregate pre-tax DOJ Reserve amounted to $134 million as of June 30, 2019 and $123 million as of December 31, 2018. Our financial statements assume that the amounts included in the aggregate pre-tax DOJ Reserve are fully deductible for federal and state income tax purposes.

Since the agreement in principle with the DOJ’s Civil Division is subject to certain required approvals and negotiation and execution of definitive settlement agreements, as well as negotiation and execution of a potential corporate integrity agreement with the OIG, we can provide no assurance that definitive agreements will ultimately be finalized. We therefore can provide no assurance that final amounts paid in settlement or otherwise, or associated costs, or the income tax deductibility of such payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 1-Legal Proceedings in our Form 10-Q for the quarterly period ended March 31, 2019 for additional disclosure in connection with this matter.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on July 26, 2019. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

Adoption of ASU 2016-02, “Leases (Topic 842): Amendments to the FASB Accounting Standards Codification”:

Effective January 1, 2019, we adopted ASU 2016-02 which requires companies to, among other things, recognize lease assets and lease liabilities on the balance sheet. As a result of our adoption of ASU 2016-02, our consolidated balance sheet as of June 30, 2019 includes right of use assets-operating leases ($332.1 million) and operating lease liabilities ($56.4 million current and $275.7 million noncurrent).  Prior period financial statements were not adjusted for the effects of this new standard.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were $10.77 billion during 2018. In 2019, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; ranked #293 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones.  Our mission includes building or acquiring high quality hospitals in rapidly growing markets, investing in the people and equipment needed to allow each facility to thrive, and becoming the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 87,000 employees and through its subsidiaries operates 353 inpatient acute care hospitals and behavioral health facilities and 38 outpatient and other facilities located in 37 states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2018 and in Item 2-Forward-Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2019), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarterly period ended March 31, 2019. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2019	2018	2019	2018
Net revenues	$2,855,168	2,681,353	$5,659,559	5,368,869

Operating charges:
Salaries, wages and benefits	1,383,481	1,305,974	2,749,027	2,606,122
Other operating expenses	672,564	624,484	1,317,344	1,245,303
Supplies expense	305,857	289,733	613,320	582,662
Depreciation and amortization	121,168	109,581	241,208	222,684
Lease and rental expense	26,535	27,119	52,660	53,822
	2,509,605	2,356,891	4,973,559	4,710,593

Income from operations	345,563	324,462	686,000	658,276
Interest expense, net	42,487	38,000	82,127	75,576
Other (income) expense, net	(7,732)	(15,308)	(3,231)	(15,308)
Income before income taxes	310,808	301,770	607,104	598,008
Provision for income taxes	69,543	71,059	128,441	138,628
Net income	241,265	230,711	478,663	459,380
Less: Net income attributable to noncontrolling interests	2,945	4,659	6,175	9,496
Net income attributable to UHS	$238,320	$226,052	$472,488	$449,884

Basic earnings per share attributable to UHS (a)	$2.67	$2.40	$5.24	$4.78

Diluted earnings per share attributable to UHS (a)	$2.66	$2.39	$5.23	$4.76

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2019	2018	2019	2018
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$238,320	$226,052	$472,488	$449,884
Less: Net income attributable to unvested restricted share grants	(656)	(392)	(1,171)	(496)
Net income attributable to UHS - basic and diluted	$237,664	$225,660	$471,317	$449,388

Weighted average number of common shares - basic	89,136	93,842	89,956	94,034

Basic earnings per share attributable to UHS:	$2.67	$2.40	$5.24	$4.78

Weighted average number of common shares	89,136	93,842	89,956	94,034
Add: Other share equivalents	99	439	145	448
Weighted average number of common shares and equiv. - diluted	89,235	94,281	90,101	94,482

Diluted earnings per share attributable to UHS:	$2.66	$2.39	$5.23	$4.76

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended June 30, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	June 30, 2019	revenues	June 30, 2018	revenues
Net income attributable to UHS	$238,320		$226,052
Depreciation and amortization	121,168		109,581
Interest expense, net	42,487		38,000
Provision for income taxes	69,543		71,059
EBITDA net of NCI	$471,518	16.5%	$444,692	16.6%

Other (income) expense, net	(7,732)		(15,308)
Increase in DOJ Reserve	10,978		9,451
Adjusted EBITDA net of NCI	$474,764	16.6%	$438,835	16.4%

Net revenues	$2,855,168		$2,681,353

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	June 30, 2019		June 30, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$238,320	$2.66	$226,052	$2.39
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	8,369	0.09	7,205	0.08
Impact of ASU 2016-09	509	0.01	61	-
Subtotal adjustments	$8,878	$0.10	$7,266	$0.08
Adjusted net income attributable to UHS	$247,198	$2.76	$233,318	$2.47

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Six Months ended June 30, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Six months ended	% Net	Six months ended	% Net
	June 30, 2019	revenues	June 30, 2018	revenues
Net income attributable to UHS	$472,488		$449,884
Depreciation and amortization	241,208		222,684
Interest expense, net	82,127		75,576
Provision for income taxes	128,441		138,628
EBITDA net of NCI	$924,264	16.3%	$886,772	16.5%

Other (income) expense, net	(3,231)		(15,308)
Increase in DOJ Reserve	10,978		22,451
Adjusted EBITDA net of NCI	$932,011	16.5%	$893,915	16.6%

Net revenues	$5,659,559		$5,368,869

Calculation of Adjusted Net Income Attributable to UHS

	Six months ended		Six months ended
	June 30, 2019		June 30, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$472,488	$5.23	$449,884	$4.76
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	8,369	0.09	17,116	0.18
Impact of ASU 2016-09	(10,398)	(0.11)	(1,537)	(0.02)
Subtotal adjustments	$(2,029)	$(0.02)	$15,579	$0.16
Adjusted net income attributable to UHS	$470,459	$5.21	$465,463	$4.92

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months		Six months
	ended June 30,		ended June 30,
	2019	2018	2019	2018
Net income	$241,265	$230,711	$478,663	$459,380
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(1,008)	(545)	(3,925)	1,579
Foreign currency translation adjustment	5,159	1,184	(9,103)	(3,157)
Other	0	(2,367)	0	0
Other comprehensive income (loss) before tax	4,151	(1,728)	(13,028)	(1,578)
Income tax expense (benefit) related to items of other comprehensive income (loss)	1,616	(702)	(850)	375
Total other comprehensive income (loss), net of tax	2,535	(1,026)	(12,178)	(1,953)

Comprehensive income	243,800	229,685	466,485	457,427
Less: Comprehensive income attributable to noncontrolling interests	2,945	4,659	6,175	9,496
Comprehensive income attributable to UHS	$240,855	$225,026	$460,310	$447,931

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$61,297	$105,220
Accounts receivable, net	1,601,352	1,509,909
Supplies	153,574	148,206
Other current assets	148,809	174,467
Total current assets	1,965,032	1,937,802

Property and equipment	8,859,104	8,563,455
Less: accumulated depreciation	(3,914,406)	(3,715,515)
	4,944,698	4,847,940
Other assets:
Goodwill	3,843,429	3,844,628
Deferred income taxes	15,747	5,280
Right of use assets-operating leases	332,135	0
Deferred charges	7,533	8,772
Other	644,076	621,058
Total Assets	$11,752,650	$11,265,480

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$91,833	$63,446
Accounts payable and accrued liabilities	1,253,760	1,253,714
Legal reserves	141,750	129,150
Operating lease liabilities	56,447	0
Federal and state taxes	479	2,428
Total current liabilities	1,544,269	1,448,738

Other noncurrent liabilities	369,229	361,809
Operating lease liabilities noncurrent	275,688	0
Long-term debt	4,057,121	3,935,187
Deferred income taxes	37,906	49,661

Redeemable noncontrolling interest	3,986	4,292

UHS common stockholders' equity	5,393,089	5,389,262
Noncontrolling interest	71,362	76,531
Total equity	5,464,451	5,465,793

Total Liabilities and Stockholders' Equity	$11,752,650	$11,265,480

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Six months
	ended June 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$478,663	$459,380
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	241,208	222,716
Stock-based compensation expense	34,676	34,716
Gain on sale of assets and businesses	0	(2,513)
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(101,329)	(64,055)
Accrued interest	948	199
Accrued and deferred income taxes	(16,846)	(42,540)
Other working capital accounts	30,082	8,977
Other assets and deferred charges	(1,333)	(14,144)
Other	(49,687)	(3,422)
Accrued insurance expense, net of commercial premiums paid	51,819	46,255
Payments made in settlement of self-insurance claims	(44,115)	(38,606)
Net cash provided by operating activities	624,086	606,963
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(323,920)	(370,252)
Acquisition of property and businesses	0	(20,931)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	53,363	22,298
Proceeds received from sales of assets and businesses	0	13,502
Costs incurred for purchase and implementation of information technology applications	(13,893)	(24,087)
Increase in capital reserves of commercial insurance subsidiary	0	100
Investment in, and advances to, joint venture and other	(11,949)	(14,059)
Net cash used in investing activities	(296,399)	(393,429)
Cash Flows from Financing Activities:
Reduction of long-term debt	(28,617)	(82,470)
Additional borrowings	177,200	30,500
Financing costs	0	(754)
Repurchase of common shares	(494,649)	(134,784)
Dividends paid	(17,953)	(18,804)
Issuance of common stock	5,271	4,959
Profit distributions to noncontrolling interests	(11,650)	(7,914)
Net cash used in financing activities	(370,398)	(209,267)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(273)	(1,138)
(Decrease) Increase in cash, cash equivalents and restricted cash	(42,984)	3,129
Cash, cash equivalents and restricted cash, beginning of period	199,685	167,297
Cash, cash equivalents and restricted cash, end of period	$156,701	$170,426
Supplemental Disclosures of Cash Flow Information:
Interest paid	$78,623	$70,890
Income taxes paid, net of refunds	$145,604	$182,130
Noncash purchases of property and equipment	$71,923	$91,742
Right-of-use assets obtained in exchange for lease obligations	$359,329	$-

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

	% Change	% Change
Same Facility:	quarter ended	Six months ended
	6/30/2019	6/30/2019
Acute Care Services
Revenues	9.0%	6.8%
Adjusted Admissions	5.0%	5.0%
Adjusted Patient Days	5.2%	4.8%
Revenue Per Adjusted Admission	3.5%	1.5%
Revenue Per Adjusted Patient Day	3.3%	1.6%

Behavioral Health Care Services
Revenues	2.7%	2.9%
Adjusted Admissions	0.5%	1.7%
Adjusted Patient Days	0.3%	0.6%
Revenue Per Adjusted Admission	2.2%	1.3%
Revenue Per Adjusted Patient Day	2.4%	2.4%

UHS Consolidated	Second quarter ended		Six months ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Revenues	$2,855,168	$2,681,353	$5,659,559	$5,368,869
EBITDA net of NCI	$471,518	$444,692	$924,264	$886,772
EBITDA Margin net of NCI	16.5%	16.6%	16.3%	16.5%
Adjusted EBITDA net of NCI	$474,764	$438,835	$932,011	$893,915
Adjusted EBITDA Margin net of NCI	16.6%	16.4%	16.5%	16.6%

Cash Flow From Operations	$233,185	$197,059	$624,086	$606,963
Days Sales Outstanding	51	53	51	53
Capital Expenditures	$154,072	$181,211	$323,920	$370,252

Debt			$4,148,954	$3,990,464
UHS' Shareholders Equity			$5,393,089	$5,317,583
Debt / Total Capitalization			43.5%	42.9%
Debt / EBITDA net of NCI (1)			2.50	2.35
Debt / Adjusted EBITDA net of NCI (1)			2.31	2.34
Debt / Cash From Operations (1)			3.21	3.12

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three and six months ended

June 30, 2019 and 2018

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,498,493	100.0%	$1,374,725	100.0%	$2,989,355	100.0%	2,798,502	100.0%
Operating charges:
Salaries, wages and benefits	623,218	41.6%	584,126	42.5%	1,241,909	41.5%	1,165,894	41.7%
Other operating expenses	339,507	22.7%	308,660	22.5%	671,392	22.5%	616,841	22.0%
Supplies expense	255,322	17.0%	240,118	17.5%	513,033	17.2%	483,271	17.3%
Depreciation and amortization	75,368	5.0%	67,165	4.9%	149,596	5.0%	139,315	5.0%
Lease and rental expense	14,654	1.0%	14,708	1.1%	28,910	1.0%	28,991	1.0%
Subtotal-operating expenses	1,308,069	87.3%	1,214,777	88.4%	2,604,840	87.1%	2,434,312	87.0%
Income from operations	190,424	12.7%	159,948	11.6%	384,515	12.9%	364,190	13.0%
Interest expense, net	244	0.0%	431	0.0%	523	0.0%	962	0.0%
Other (income) expense, net	(45)	(0.0)%	(2,498)	(0.2)%	(45)	(0.0)%	(2,498)	(0.1)%
Income before income taxes	$190,225	12.7%	$162,015	11.8%	$384,037	12.8%	$365,726	13.1%

All Acute Care Hospital Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,531,709	100.0%	$1,403,991	100.0%	$3,046,553	100.0%	2,849,623	100.0%
Operating charges:
Salaries, wages and benefits	624,035	40.7%	584,126	41.6%	1,243,352	40.8%	1,165,894	40.9%
Other operating expenses	373,069	24.4%	337,926	24.1%	729,300	23.9%	667,962	23.4%
Supplies expense	255,703	16.7%	240,118	17.1%	513,847	16.9%	483,271	17.0%
Depreciation and amortization	75,810	4.9%	67,165	4.8%	150,171	4.9%	139,315	4.9%
Lease and rental expense	14,736	1.0%	14,708	1.0%	29,035	1.0%	28,991	1.0%
Subtotal-operating expenses	1,343,353	87.7%	1,244,043	88.6%	2,665,705	87.5%	2,485,433	87.2%
Income from operations	188,356	12.3%	159,948	11.4%	380,848	12.5%	364,190	12.8%
Interest expense, net	244	0.0%	431	0.0%	523	0.0%	962	0.0%
Other (income) expense, net	(45)	(0.0)%	(2,498)	(0.2)%	(45)	(0.0)%	(2,498)	(0.1)%
Income before income taxes	$188,157	12.3%	$162,015	11.5%	$380,370	12.5%	$365,726	12.8%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ended March 31, 2019.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three and six months ended

June 30, 2019 and 2018

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,272,249	100.0%	1,238,263	100.0%	$2,513,474	100.0%	2,443,311	100.0%
Operating charges:
Salaries, wages and benefits	664,547	52.2%	642,368	51.9%	1,320,133	52.5%	1,273,199	52.1%
Other operating expenses	234,563	18.4%	233,585	18.9%	468,987	18.7%	464,171	19.0%
Supplies expense	49,499	3.9%	48,808	3.9%	98,117	3.9%	97,551	4.0%
Depreciation and amortization	39,095	3.1%	37,734	3.0%	78,967	3.1%	74,472	3.0%
Lease and rental expense	11,006	0.9%	11,528	0.9%	21,923	0.9%	23,224	1.0%
Subtotal-operating expenses	998,710	78.5%	974,023	78.7%	1,988,127	79.1%	1,932,617	79.1%
Income from operations	273,539	21.5%	264,240	21.3%	525,347	20.9%	510,694	20.9%
Interest expense, net	369	0.0%	410	0.0%	744	0.0%	837	0.0%
Other (income) expense, net	-	-	-	-	-	—	-	-
Income before income taxes	$273,170	21.5%	$263,830	21.3%	$524,603	20.9%	$509,857	20.9%

All Behavioral Health Care Services

	Three months ended		Three months ended		Six months ended		Six months ended
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,320,241	100.0%	1,274,083	100.0%	$2,606,624	100.0%	2,512,079	100.0%
Operating charges:
Salaries, wages and benefits	683,948	51.8%	651,852	51.2%	1,359,647	52.2%	1,293,980	51.5%
Other operating expenses	265,785	20.1%	259,959	20.4%	527,922	20.3%	516,361	20.6%
Supplies expense	49,986	3.8%	49,470	3.9%	99,117	3.8%	99,006	3.9%
Depreciation and amortization	42,339	3.2%	39,777	3.1%	84,891	3.3%	78,231	3.1%
Lease and rental expense	11,719	0.9%	12,256	1.0%	23,363	0.9%	24,557	1.0%
Subtotal-operating expenses	1,053,777	79.8%	1,013,314	79.5%	2,094,940	80.4%	2,012,135	80.1%
Income from operations	266,464	20.2%	260,769	20.5%	511,684	19.6%	499,944	19.9%
Interest expense, net	369	0.0%	410	0.0%	744	0.0%	837	0.0%
Other (income) expense, net	109	0.0%	(1,085)	(0.00)	786	0.0%	(1,085)	(0.00)
Income before income taxes	$265,986	20.1%	$261,444	20.5%	$510,154	19.6%	$500,192	19.9%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018 and Form 10-Q for the quarter ened March 31, 2019.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
June 30, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/19	06/30/18	% change	06/30/19	06/30/18	% change

Hospitals owned and leased	26	26	0.0%	327	301	8.6%
Average licensed beds	6,371	6,213	2.5%	23,798	23,262	2.3%
Average available beds	6,195	6,037	2.6%	23,698	23,178	2.2%
Patient days	357,894	339,697	5.4%	1,632,531	1,605,977	1.7%
Average daily census	3,932.9	3,733.1	5.4%	17,939.9	17,648.1	1.7%
Occupancy-licensed beds	61.7%	60.1%	2.7%	75.4%	75.9%	-0.6%
Occupancy-available beds	63.5%	61.8%	2.7%	75.7%	76.1%	-0.6%
Admissions	78,879	74,997	5.2%	121,687	120,469	1.0%
Length of stay	4.5	4.5	0.2%	13.4	13.3	0.6%

Inpatient revenue	$7,051,925	$6,164,010	14.4%	$2,547,626	$2,448,894	4.0%
Outpatient revenue	4,402,308	3,760,326	17.1%	268,693	267,537	0.4%
Total patient revenue	11,454,233	9,924,336	15.4%	2,816,319	2,716,431	3.7%
Other revenue	114,017	100,171	13.8%	62,140	51,145	21.5%
Gross hospital revenue	11,568,250	10,024,507	15.4%	2,878,459	2,767,576	4.0%
Total deductions	10,036,541	8,620,516	16.4%	1,558,218	1,493,493	4.3%
Net hospital revenue	$1,531,709	$1,403,991	9.1%	$1,320,241	$1,274,083	3.6%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/19	06/30/18	% change	06/30/19	06/30/18	% change

Hospitals owned and leased	26	26	0.0%	288	288	0.0%
Average licensed beds	6,371	6,213	2.5%	22,833	22,625	0.9%
Average available beds	6,195	6,037	2.6%	22,733	22,541	0.9%
Patient days	357,894	339,697	5.4%	1,585,284	1,579,633	0.4%
Average daily census	3,932.9	3,733.1	5.4%	17,420.7	17,358.6	0.4%
Occupancy-licensed beds	61.7%	60.1%	2.7%	76.3%	76.7%	-0.6%
Occupancy-available beds	63.5%	61.8%	2.7%	76.6%	77.0%	-0.5%
Admissions	78,879	74,997	5.2%	120,006	119,288	0.6%
Length of stay	4.5	4.5	0.2%	13.2	13.2	-0.2%

Universal Health Services, Inc.
Selected Hospital Statistics
For the six months ended
June 30, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	06/30/19	06/30/18	% change	06/30/19	06/30/18	% change

Hospitals owned and leased	26	26	0.0%	327	301	8.6%
Average licensed beds	6,371	6,187	3.0%	23,871	23,252	2.7%
Average available beds	6,195	6,011	3.1%	23,771	23,169	2.6%
Patient days	727,620	692,496	5.1%	3,251,336	3,187,973	2.0%
Average daily census	4,020.2	3,825.8	5.1%	17,963.2	17,613.1	2.0%
Occupancy-licensed beds	63.1%	61.8%	2.0%	75.3%	75.7%	-0.7%
Occupancy-available beds	64.9%	63.6%	2.0%	75.6%	76.0%	-0.6%
Admissions	159,542	151,640	5.2%	245,394	240,449	2.1%
Length of stay	4.6	4.6	-0.1%	13.2	13.3	-0.1%

Inpatient revenue	$14,215,639	$12,525,776	13.5%	$5,031,625	$4,851,152	3.7%
Outpatient revenue	8,659,922	7,474,987	15.9%	535,239	522,718	2.4%
Total patient revenue	22,875,561	20,000,763	14.4%	5,566,864	5,373,870	3.6%
Other revenue	223,343	198,358	12.6%	110,739	101,178	9.4%
Gross hospital revenue	23,098,904	20,199,121	14.4%	5,677,603	5,475,048	3.7%
Total deductions	20,052,351	17,349,498	15.6%	3,070,979	2,962,969	3.6%
Net hospital revenue	$3,046,553	$2,849,623	6.9%	$2,606,624	$2,512,079	3.8%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	06/30/19	06/30/18	% change	06/30/19	06/30/18	% change

Hospitals owned and leased	26	26	0.0%	288	288	0.0%
Average licensed beds	6,371	6,187	3.0%	22,842	22,598	1.1%
Average available beds	6,195	6,011	3.1%	22,742	22,515	1.0%
Patient days	727,620	692,496	5.1%	3,156,169	3,137,870	0.6%
Average daily census	4,020.2	3,825.8	5.1%	17,437.4	17,336.3	0.6%
Occupancy-licensed beds	63.1%	61.8%	2.0%	76.3%	76.7%	-0.5%
Occupancy-available beds	64.9%	63.6%	2.0%	76.7%	77.0%	-0.4%
Admissions	159,542	151,640	5.2%	242,175	238,076	1.7%
Length of stay	4.6	4.6	-0.1%	13.0	13.2	-1.1%